LAW OFFICES
 MONAHAN & BIAGI
 A PROFESSIONAL LIMITED LIABILITY COMPANY

October 4, 2000

Unity Wireless Corporation
7438 Fraser Park Drive
Burnaby, British Columbia
Canada V5J 5B9

    Re:  Registration Statement on Form SB-2—File No. 33-47328

Ladies and Gentlemen:

    We have acted as counsel to Unity Wireless Corporation, f/k/a Sonic Systems Corporation (the "Company") "), in connection with the above-referenced Registration Statement filed on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act"), of (i) 5,385,232 shares of common stock, $.001 par value, (the "Common Stock") to be offered by certain Selling Shareholders (the "Secondary Shares"), (ii) 3,850,000 shares of Common Stock underlying warrants issued as part of a private offering of Units by the Company concluded in April 2000 (the "Private Offering"), (iii) 500,000 shares of Common Stock underlying warrants issued to Mueller and Ideas, and (iv) 100,000 shares of Common Stock underlying warrants issued to Crescent Communications (with the warrants identified in (ii) and (iii), the "Warrants"). Capitalized terms used herein shall have the meanings assigned to them in the Registration Statement

    In connection with rendering this opinion we have examined executed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon the original, or copies certified to our satisfaction, of (i) the Articles of Incorporation, as amended, and the By-laws, as amended, of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Secondary Shares and the Warrants, and related matters, and (iii) such other agreements and instruments relating to the Company as we deemed necessary or appropriate for purposes of the opinion expressed herein. In rendering such opinion, we have made such further investigation and inquiries relevant to the transaction contemplated by the Registration Statement as we have deemed necessary to the opinion expressed herein, and we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

    In rendering this opinion, we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are accurate and complete, and that all documents submitted to us are true, correct and complete copies of the originals thereof.

    Based upon the foregoing, we are of the opinion that, under the law of the State of Delaware, the Secondary Shares and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized for issuance and sale, and the Secondary Shares have been, and the Warrant Shares, when issued by the Company in accordance with the terms of such Warrants (including, without limitation, payment in full of any consideration called for therein), will be, validly issued, fully paid and nonassessable.

701 FIFTH AVENUE, SUITE 5701 SEATTLE, WASHINGTON 98104
TELEPHONE: (206) 587-5700 E-MAIL: ATTYS@MB5700.COM FACSIMILE: (206) 587-5710

October 4, 2000

    The opinions set forth above are subject to the following qualifications: (a) we express no opinion concerning the laws of any jurisdiction other than the law of the State of Delaware; and (b) we express no opinion as to the effect on any obligations of the Company of (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws affecting the rights of creditors generally; or (ii) equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies, regardless of whether enforceability of such obligations is considered in a proceeding in equity or at law. This opinion is intended solely for use in connection with the transactions described herein.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,

                      /s/

                      MONAHAN & BIAGI, P.L.L.C.